UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of shareholders of United Community Banks, Inc., a Georgia corporation (“United”), was held on May 13, 2015 (the “Annual Meeting”). As of March 15, 2015, the record date of the Annual Meeting, 50,219,136 shares of United’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 44,570,769 shares of United’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

United’s shareholders voted on three proposals at the Annual Meeting. The final results of the votes, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

Proposal 1. The election of nine directors to constitute the Board of Directors to serve until the 2016 annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes

Robert H. Blalock	40,480,636	652,917	3,437,216
Clifford V. Brokaw	40,522,128	611,425	3,437,216
L. Cathy Cox	39,709,556	1,423,997	3,437,216
Steven J. Goldstein	40,520,551	613,002	3,437,216
H. Lynn Harton	40,566,244	567,309	3,437,216
W.C. Nelson, Jr.	40,479,802	653,751	3,437,216
Thomas A. Richlovsky	40,517,827	615,726	3,437,216
Jimmy C. Tallent	40,476,935	656,618	3,437,216
Tim R. Wallis	40,564,516	569,037	3,437,216

Total:			44,570,769

Proposal 2. The re-approval of the material terms of the performance goals under United’s Management Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Votes
43,460,080	1,015,459	95,230	—

Proposal 3. The approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers:

For	Against	Abstain	Broker Non-Votes
40,632,715	348,745	152,093	3,437,216

Proposal 4. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for United for the year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
44,460,665	28,295	81,809	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and
Chief Financial Officer

Date: May 18, 2015